  Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts third quarter 2025 financial results

HERNDON, Va., Oct. 29, 2025 — Navient (Nasdaq: NAVI) today posted its 2025 third quarter financial results. Complete financial results are available on the company’s website at Navient.com/investors. The materials will also be available on a Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a live audio webcast today, Oct. 29, 2025, at 8 a.m. ET, hosted by David Yowan, president and CEO, and Joe Fisher, CFO.

The webcast will be available on Navient.com/investors. Supplemental financial information and presentation slides used during the call will be available no later than the start time. A replay of the webcast will be available shortly after the event’s conclusion.

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About Navient

Navient (Nasdaq: NAVI) helps students and families confidently manage the cost of higher education. We create long-term value for customers and investors through responsible lending, flexible refinancing, trusted servicing oversight, and decades of portfolio management expertise. Our employees thrive in a culture of belonging, where they are supported and proud to deliver meaningful outcomes. Learn more on Navient.com.

Contact:

Media: Cate Fitzgerald, 703-831-6347, catherine.fitzgerald@navient.com

Investors: Jen Earyes, 571-592-8582, jen.earyes@navient.com

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